UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2025

Green Rain Energy Holdings, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	000-28379	88-0395372
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8549 Wilshire Blvd. Suite 1216
Beverly Hills, California	90211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 228-8897

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 – Changes in Registrant’s Certifying Accountant

On December 18, 2025, Green Rain Energy Holdings, Inc. (the “Company”) engaged Barton CPA PLLC, a PCAOB-registered public accounting firm, to serve as the Company’s independent registered public accounting firm.

Barton CPA PLLC has been engaged to audit the Company’s balance sheets as of December 31, 2025 and 2024, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended, as well as the opening balance sheet as of December 31, 2023. The audit is intended to support the Company’s ongoing and anticipated filings with the Securities and Exchange Commission, including filings under Regulation A and other potential registration statements.

The decision to engage Barton CPA PLLC was approved by the Company’s Board of Directors. There were no disagreements with any prior accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the Company’s two most recent fiscal years or any subsequent interim period.

Barton CPA PLLC has confirmed that it is independent of the Company in accordance with the applicable rules and regulations of the SEC and the Public Company Accounting Oversight Board.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	PCAOB Audit Engagement Letter with Barton CPA PLLC dated December 18, 2025
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN RAIN ENERGY HOLDINGS INC. A Wyoming Corporation

December 23, 2025	By:	/s/ Alfredo Papadakis
Alfredo Papadakis
President & Chairman of the Board

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